                                                                    EXHIBIT 99.1

For Immediate Release

Fran Blanco, Media Sciences International
FBLANCO@MEDIASCIENCES.COM
1-888-376-8348

NEWS RELEASE: Media Sciences(R) Raises $1.25 Million in Equity Funding

ALLENDALE, NJ. June 30, 2004--Media Sciences International, Inc. [AMEX:GFX], the
leading independent manufacturer of generic supplies for office color printers, announces today that it has closed $1.25 million in equity funding from Richard
L. Scott Investments, LLC. The Company has issued one million shares of common stock in exchange for $1.25 million.

This investment has allowed the Company to pay down $695,000 of debt including a
$195,000, 10% term loan from officer, and $500,000 on its credit facility.
Furthermore, the Company recently refinanced, with its bank, $400,000 in loans from investors formally carrying 20% interest rates for a savings of approximately $65,000 in interest expense over the next 12 months. As a result of the Company's performance, preferred stock conversion and the $1.25 million equity investment, the Company has repaid all its non-bank loans and at June 30,
2004 has no long term debt.

"With our recent product announcements, an improved balance sheet, sales growth momentum and a strong partner in Richard L. Scott Investments, LLC, we are well positioned to continue to grow our revenues and our earnings," said Michael W.
Levin, President and CEO. "At this time, the Company is increasing its sales estimate for the fiscal 2004 year to approximately $17mm."

In conjunction with the investment, Alan Bazaar, Vice President and Portfolio
Manager for Richard L. Scott Investments has joined the Company's board of directors to fill an open board seat.

ABOUT MEDIA SCIENCES INTERNATIONAL, INC.  (AMEX: GFX), Media Sciences is the
leading independent manufacturer of office color printer supplies. Media
Sciences products, which include color toner cartridges and solid ink sticks, are the generic alternative to the printer manufacturer's brand. Media Sciences products offer customers the ability to save up to 30% on their office color printer supplies. Media Sciences products are sold through an international network of dealers, national office supply resellers and distributors under the
Media Sciences brand, as well as, several private brands. All Media Sciences products are backed with a 100% satisfaction warranty. For more information visit WWW.MEDIASCIENCES.COM or contact 201-236-9311.

ABOUT RICHARD L. SCOTT INVESTMENTS, LLC
Richard L. Scott Investments, LLC was established in 1997 by Richard L. Scott, founder and former Chairman and CEO of Columbia/HCA Healthcare Corporation
(later renamed HCA, Inc.), one of the world's largest healthcare services companies. Since its founding in 1997, Richard L. Scott Investments, LLC has invested in companies in the following industries: transaction processing, financial services, manufacturing, cable network, recreation/leisure, mobile home & RV, network security, catalog retail, medical equipment, pharmacy retail and healthcare services. Richard L. Scott Investments, LLC makes leveraged buyout, recapitalization/restructuring and growth capital investments in companies with superior management, predictable cash flow, strong market share and growth potential.

This news release contains forward-looking statements and information that are based on management's beliefs, as well as assumptions made by, and information currently available to, management. These forward-looking statements are based on many assumptions and factors, and are subject to many conditions, including
Media Sciences International's continuing ability to obtain additional financing, dependence on contracts with suppliers, competitive pricing for Media
Sciences International's products, demand for the Media Sciences International's products which depends upon the condition of the related industries,, and the effects of increased indebtedness as a result of Media Sciences International's business acquisition and operations. Except for the historical information contained in this news release, all forward-looking statements and information are estimates by Media Sciences International's management and are subject to various risks, uncertainties and other factors that may be beyond Media Sciences
International's control and may cause results to differ from management's current expectations, which may cause actual results, performance or achievements of Media Sciences International, Inc. to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.